UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2025

GIFTIFY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42206	45-2482974
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakeside Corporate Court 5880 Live Oak Parkway, Suite 100 Norcross, Georgia 30093	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (773) 272-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GIFT	The Nasdaq Capital Market LLC

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 19, 2025, the registrant (“Giftify”), entered into a secured promissory note (the “Note”) with Real World Digital Assets LLC (“Real World”) in the principal amount of $1,000,000 bearing annual interest of 11.5% that had a maturity date of December 31, 2025. The Note is collateralized by a blanket lien on the assets of Giftify under the terms of a Security Agreement and is subordinated only to the line of credit owed by Giftify to Pathward, National Association in the amount of approximately $4,000,000. The Note replaces the secured promissory note dated September 20, 2024, in the principal amount of $1,000,000 that had a due date of February 19, 2025.

The foregoing description of the Note and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the Note and Security Agreement that is filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1	Promissory Note dated February 19, 2025
10.2	Security Agreement dated February 19, 2025, between Giftify, Inc. and Real World Digital Assets LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 21, 2025	GIFTIFY, Inc.

	By:	/s/ Ketan Thakker
Ketan Thakker
President and CEO

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